EXHIBIT 24.1

POWER OF ATTORNEY APPOINTING

STEVEN J. QUINLAN AND JAMES L. HERBERT

Power of Attorney

Each of the undersigned, in his capacity as a director, officer, or both, of Neogen Corporation, appoints James L. Herbert and Steven J. Quinlan, or either of them, to be his true and lawful attorney to execute in his name, place and stead, a Report on Form 10-K for the year ended May 31, 2015 and to file the same with any exhibits or amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission. James L. Herbert and Steven J. Quinlan shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Date: 07/30/15	/s/ James L. Herbert James L. Herbert, Chairman of the Board of Directors & Chief Executive Officer (Principal Executive Officer)

Date: 07/30/15	/s/ Steven J. Quinlan Steven J. Quinlan, Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

Date: 07/30/15	/s/ Richard E. Calk, Jr. Richard E. Calk, Jr., President & Chief Operating Officer

Date: 07/30/15	/s/ William T. Boehm William T. Boehm, Director

Date: 07/30/15	/s/ Richard T. Crowder Richard T. Crowder, Director

Date: 07/30/15	/s/ A. Charles Fischer A. Charles Fischer, Director

Date: 07/30/15	/s/ Ronald D. Green Ronald D. Green, Director

Date: 07/30/15	/s/ G. Bruce Papesh G. Bruce Papesh, Director

Date: 07/30/15	/s/ Jack C. Parnell Jack C. Parnell, Director

Date: 07/30/15	/s/ Thomas H. Reed Thomas H. Reed, Director

Date: 07/30/15	/s/ Clayton K. Yeutter Clayton K. Yeutter, Director